UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)
1-15929	PROGRESS ENERGY, INC. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-2155481

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events.

On June 8, 2012, the Federal Energy Regulatory Commission (“FERC”) issued orders conditionally approving the Second Wholesale Market Power Mitigation Plan, the Joint Dispatch Agreement and the Joint Open Access Transmission Tariff of Progress Energy, Inc. (the “Company”) and Duke Energy Corporation (“Duke Energy”) in connection with their proposed merger. The companies have substantially completed their evaluation of the orders’ conditions and expect to make a compliance filing with the FERC within 15 days of the FERC’s orders, as requested by FERC. They will also work to secure final merger-related approvals from the North Carolina Utilities Commission and Public Service Commission of South Carolina. The companies continue to target July 1, 2012 for the closing of the merger.

A copy of the joint press release of the Company and Duke Energy and the merger scorecard are attached hereto as Exhibits 99.1 and 99.2.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	EXHIBITS.

99.1	Joint Press Release of Progress Energy, Inc. and Duke Energy Corporation dated June 11, 2012.

99.2	Merger Scorecard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. Registrant

By:	/s/ Holly H. Wenger
Holly H. Wenger Assistant Secretary

Date:  June 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Joint Press Release of Progress Energy, Inc. and Duke Energy Corporation dated June 11, 2012.

99.2	Merger Scorecard.